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                                                                   EXHIBIT 5.1

                   Opinion of Brobeck, Phleger & Harrison LLP




                                 June 20, 1997


InSite Vision Incorporated
965 Atlantic Avenue
Alameda, CA  94501


              Re:      INSITE VISION INCORPORATED (THE "COMPANY")
                       REGISTRATION STATEMENT FOR OFFERING OF 500,000 SHARES OF COMMON STOCK

Ladies and Gentlemen:

         We refer to your Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of Five Hundred Thousand (500,000) shares of Common Stock under the Company's 1994 Stock Option Plan. We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the 1994 Stock Option Plan and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.



                                  Very truly yours,

                                  /s/ BROBECK, PHLEGER & HARRISON LLP
                                  -----------------------------------
                                      BROBECK, PHLEGER & HARRISON LLP